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                                                                   Exhibit 10.17

                            EMPLOYEE SPECIFIC TERMS
                         TANNING TECHNOLOGY CORPORATION
                         ------------------------------

                        1999 EXECUTIVE COMPENSATION PLAN

Date:  February 1, 1999

  To:  Mark Tanning

From:  Larry Tanning

Tanning Technology is pleased to offer you the following Executive Compensation plan for fiscal year 1999 (January 1 to December 31, 1999).

Job Title:  Vice President of Human Resources & Administration
Supervisor:   Larry Tanning, President & CEO

The effective date of this compensation plan will be January 1, 1999. Tanning is pleased to provide you with the following compensation plan in recognition of your important job responsibilities:

                           KEY COMPENSATION ELEMENTS
                           -------------------------

Annual Base Salary:                    $ 180,000                              Effective Date of
 Semi-monthly pay rate:                $7,500.00                              base salary rate: January 1, 1999

Part I: Global Revenue Bonus
Incentive
Global Revenue Goals:                $45.0M    $48.0M    $52.0M    $56.0M    $60.0M    $64.0M    $68.0M    $72.0M
 Bonus as % of Base Salary:            5.0%     10.0%     15.0%     20.0%     25.0%     32.0%     36.0%     40.0%
 Total bonus earned:                 $9,000   $18,000   $27,000   $36,000   $45,000   $57,600   $64,800   $72,000

Part II: Global ESIT Bonus Incentive
Global EBIT Goals:                     16.0%     17.0%     18.0%     19.0%     20.0%     21.0%     22.0%     23.0%
 Bonus as % of Base Salary              7.0%     10.0%     14.0%     16.0%     18.0%     22.0%     24.0%     27.0%
 Total bonus earned:                 $12,600   $18,000   $25,200   $28,800   $32,400   $39,600   $43,200   $48,600

Part III: MBO Goals Bonus Incentive
Global EBIT Goals:                   1 goal   2 goals   3 goals   4 goals   5 goals   6 goals   7 goals   8 goals
 Bonus as % of Base Salary:            4.0%      6.0%      8.0%     10.0%     12.0%     15.0%     18.0%     20.0%
 Total bonus earned:                 $7,200   $10,800   $14,400   $18,000   $21,600   $27,000   $32,400   $36,000

MBO Goal Subjects:
------------------
#1: Hire global director of recruitment and strengthen recruitment methods and results
#2: Completion of new facilities and relocation on time, with high quality and within budget
#3: Development & implementation of a new employee orientation & training program
#4: Comprehensive and cost effective Risk Management insurance plan
#5: Formalized compensation methodology and establish project performance bonus plan
#6: Conduct Management Development Training
#7: Conduct Employee Attitude survey in 1999
#8: Formation of functioning business structure in India and integration with
    Corporate mission/culture
#9: Performance within Administration budget for controllable items

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               SUMMARY OF EARNINGS POTENTUL FOR PAID COMPENSATION
               --------------------------------------------------

Compensation Plan: Summary of Earnings Potential for Incentive Plan Parts I, II & III
Total Bonus as % of Base:                16.0%      26.0%      37.0%      46.0%      55.0%      69.0%      78.0%      87.0%
Total Bonus Value:                   $ 28,800   $ 46,800   $ 66,600   $ 82,800   $ 99,000   $124,200   $140,400   $156,600
Total Base+Bonus Potential:          $208,800   $226,800   $246,600   $262,800   $279,000   $304,200   $320,400   $336,600

                          STOCK OPTION INCENTIVE PLAN
                          ---------------------------

     You will participate in the following Stock Option Incentive Plan which provides the opportunity to earn additional stock options based on your overall performance. Options will be at the $1.25 strike price and a four-year vesting schedule will apply. You have received 50,000 options with an effective date of 12/1/98 that are subject to four-year vesting. These options are not tied to performance criteria.

     In each of years 1999, 2000, and 2001 you will receive additional option incentives which are based on your overall job performance level. Your job performance level will be established using your total bonus percentage earned in a given year. If your total bonus percentage earned is at or above your "bonus target" of 55%, you will receive the full allocation. If your total bonus percentage earned is below 55%, you will receive a proportionate allocation corresponding to the ratio of actual bonus % to target bonus %. In other words, if in 1999 your actual bonus percentage is 46%, then you would earn 46/55th's of your 60,000 option incentive, or 50,182 shares. All option incentives use the $1.25 strike price and are subject to 25% immediate vesting and 25% annual installment vesting with vesting credit commencing on December 1st for the year immediately preceding the performance year period.

Part V: Stock Options Incentive Plan

1999 Final Bonus % Earned:            16.0%    26.0%    37.0%     46.0%     55.0%     69.0%     78.0%     87.0%
1999 Options Earned (1/1/99):        17,465   28,364   40,364    50,182    60,000    60,000    60,000    60,000
2000 Final Bonus % Earned:            16.0%    26.0%    37.0%     46.0%     55.0%     69.0%     78.0%     87.0%
2000 Options Earned (1/1/00):        29,091   47,273   67,273    83,636   100,000   100,000   100,000   100,000
2001 Final Bonus % Earned:            16.0%    26.0%    37.0%     46.0%     55.0%     69.0%     78.0%     87.0%
2001 Options Earned (1/1/01):        34,909   56,727   80,727   100,364   120,000   120,000   120,000   120,000

TANNING TECHNOLOGY CORPORATION:                          Acknowledgement of Receipt and Understanding of Terms
By:                                                      /s/ Mark Tanning
   ---------------------------------------------         ------------------------------------------------------
                    Senior Officer                                             Mark Tanning
                                                         Date: 2-1-99
                                                               ----------------------------

CC: Bipin Agarwal, Henry Skelsey

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